Exhibit 1.3

Gladstone Investment Corporation

FIRST AMENDMENT TO SALES AGREEMENT

FIRST AMENDMENT TO SALES AGREEMENT, dated as of June 2, 2025 (this “First Amendment”), by and among Gladstone Investment Corporation, a Delaware corporation (the “Company”), Gladstone Management Corporation, a Delaware corporation registered as an investment adviser (the “Adviser”), and Gladstone Administration, LLC, a Delaware limited liability company (the “Administrator”), and Virtu Americas LLC (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Company, the Adviser, the Administrator and the Agent are parties to that certain Sales Agreement, dated as of May 14, 2024 (the “Sales Agreement”); and

WHEREAS, the parties have agreed to amend the Sales Agreement solely to reflect the inclusion of M&T Securities, Inc. (“M&T”) as an additional sales agent in the Company’s at-the-market offering.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Pursuant to Section 6(w) of the Sales agreement, the Agent consents to the Company entering into a sales agreement with M&T with respect to the Company’s at-the-market offering.

2.	Effective as of June 2, 2025, the second paragraph of Section 1 of the Equity Distribution Agreement shall be, and it hereby is, amended and restated in its entirety as follows:

“The Company, the Adviser and the Administrator have also entered into separate sales agreements in substantially similar form to this Agreement with Oppenheimer & Co. (“Opco”) dated as of May 14, 2024 (the “Opco Agreement”), with B. Riley Securities, Inc. (“B. Riley”) dated as of May 14, 2024 (the “B. Riley Agreement”) and with M&T Securities, Inc. (“M&T,” and together with Opco and B. Riley, the “Other Agents”) dated as of June 2, 2025 (the “M&T Agreement,” and together with the Opco Agreement and the B. Riley Agreement, the “Sales Agreements”).

Capitalized terms used herein and not defined shall have the respective meanings ascribed to such terms in the Sales Agreement. Sections 11, 12, 14, 15, 16, 17 and 19 of the Sales Agreement are hereby incorporated into this First Amendment. Except as set forth herein, the provisions of the Sales Agreement are not amended and remain in full force and effect.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has entered into this First Amendment as of the date first written above.

GLADSTONE INVESTMENT CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chairman and Chief Executive Officer

GLADSTONE MANAGEMENT CORPORATION

By:	/s/ David Gladstone
Name: David Gladstone
Title: Chief Executive Officer

GLADSTONE ADMINISTRATION, LLC

By:	/s/ Michael B. LiCalsi
Name: Michael B. LiCalsi
Title: President

[Signature Page to First Amendment to Sales Agreement – Virtu]

ACCEPTED as of the date first above written.

VIRTU AMERICAS LLC

By:	/s/ Joshua Feldman
Name: Joshua Feldman
Title: Managing Director

[Signature Page to First Amendment to Sales Agreement – Virtu]